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                                                                   Exhibit 10.15

                            MICROTOUCH SYSTEMS, INC.
                          300 Griffin Brook Park Drive
                                Methuen, MA 01844


                                                                October 20, 1999


Fleet National Bank
One Federal Street
Boston, MA  02110

Gentlemen:

     This letter agreement will set forth certain understandings between MicroTouch Systems, Inc., a Massachusetts corporation (the "Borrower") and Fleet National Bank (the "Bank") with respect to discretionary Demand Loans (hereinafter defined) which may be made by the Bank to the Borrower and with respect to letters of credit which may hereafter be issued by the Bank for the account of the Borrower. In consideration of the mutual promises contained herein and in the other documents referred to below, and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the Borrower and the Bank agree as follows:

     I. AMOUNTS AND TERMS
        -----------------

     1.1. Demand Loans; Demand Note. Subject to the terms and conditions
          -------------------------
hereinafter set forth, the Bank may, in the Bank's discretion, make loans ("Demand Loans") to the Borrower, in such amounts as the Borrower may request, on any Business Day prior to the first to occur of (i) the Expiration Date, or
(ii) the date of any demand for payment under the Demand Note, or (iii) the earlier termination of the within-described financing arrangements for Demand Loans pursuant to (S)5.2 or (S)6.6; provided, however, that the Dollar Equivalent of the aggregate principal amount of Demand Loans outstanding shall at no time exceed the Maximum Demand Loan Amount (hereinafter defined). Within such limit, and subject to the terms and conditions hereof, the Borrower may obtain Demand Loans, repay Demand Loans and obtain Demand Loans again on one or more occasions. Subject to the terms of this letter agreement, Demand Loans may be Floating Rate Demand Loans, LIBOR Demand Loans or Alternate Currency Demand Loans, as the Borrower may elect in the manner hereinafter provided. The Borrower may elect a Floating Rate of interest only with respect to Dollar-Denominated Loans. Floating Rate Demand Loans may be requested by the Borrower giving to the Bank a written notice (a "Floating Rate Borrowing Notice") stating that a Floating Rate Demand Loan is requested, stating the amount of the Floating Rate Demand Loan so requested and indicating the date on which such Floating Rate Demand Loan is to be made. The Floating Rate Borrowing Notice must be given to the Bank (a notice sent by telecopier and confirmed by telephone being deemed sufficiently "given" for this purpose) no later than 10:00 A.M. (Boston time) on the Business Day on which the Floating Rate Demand Loan is to be made. LIBOR Demand Loans and Alternate Currency Demand Loans will require such notice as is provided for in (S)1.3 below.
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     The Demand Loans shall be evidenced by that certain $7,500,000 face principal amount promissory note of even date herewith (the "Demand Note") made by the Borrower and payable to the order of the Bank. The Borrower hereby irrevocably authorizes the Bank to make or cause to be made, on a schedule attached to the Demand Note or on the books of the Bank, at or following the time of making each Demand Loan and of receiving any payment of principal, an appropriate notation reflecting such transaction and the then aggregate unpaid principal balance of the Demand Loans. The amount so noted shall constitute presumptive evidence as to the amount owed by the Borrower with respect to principal of the Demand Loans. Failure of the Bank to make any such notation shall not, however, affect any obligation of the Borrower or any right of the Bank hereunder or under the Demand Note. All payments of interest, principal and any other sum payable hereunder and/or under the Demand Note shall be made to the Bank, in lawful money of the United States in immediately available funds, at its office at One Federal Street, Boston, MA 02110 or to such other address as the Bank may from time to time direct; provided that the principal of, and interest on, any Alternate Currency Demand Loan shall be paid in the applicable Alternate Currency in immediately available funds and will be paid to such office as the Bank may from time to time designate in writing for this purpose. All payments received by the Bank after 2:00 p.m. on any day shall be deemed received as of the next succeeding Business Day. All monies received by the Bank shall be applied first to fees, charges, costs and expenses payable to the Bank under this letter agreement, the Demand Note and/or any of the other Loan Documents, next to interest then accrued on account of any Demand Loans or letter of credit reimbursement obligations and only thereafter to principal of the Demand Loans and letter of credit reimbursement obligations. All interest payable hereunder and/or under the Demand Note shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

     1.2. Repayment; Renewal. The Borrower shall repay in full all Demand Loans
          ------------------
and all interest thereon upon the first to occur of: (i) the Expiration Date, or
(ii) the date of any demand for payment (which demand may be made by the Bank at any time in the Bank's discretion, whether or not any Default or Event of Default shall have occurred), or (iii) an acceleration under (S)5.2(a) following an Event of Default. In addition, and without limitation of the foregoing, if at any time for any reason (including, without limitation, currency fluctuations) the Dollar Equivalent of the aggregate principal amount of Demand Loans outstanding exceeds the Maximum Demand Loan Amount, the Borrower will immediately repay such Demand Loans (or arrange for the termination of such letters of credit) as may be required so that the Dollar Equivalent of the aggregate principal amount of Demand Loans outstanding does not exceed said Maximum Demand Loan Amount. The Borrower may repay, at any time, without penalty or premium, the whole or any portion of any Floating Rate Demand Loan; provided that on the date of any such prepayment the Borrower pays all interest on such Floating Rate Demand Loan (or portion thereof) so prepaid accrued to the date of such prepayment. Subject to (S)1.6, the Borrower may prepay the whole or any portion of any Fixed Rate Demand Loan; provided that (i) the Borrower gives the Bank not less than two (2) Business Days' prior written notice of its intent so to prepay any LIBOR Demand Loan and not less than three (3) Business Days' prior written notice of its intent so to prepay any Alternate Currency Demand Loan,
(ii) the Borrower pays all interest on each Fixed Rate Demand Loan (or portion thereof) so prepaid accrued to the

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date of such prepayment, (iii) any voluntary prepayment with respect to a Fixed
Rate Demand Loan shall be in a principal amount which is $500,000 or an integral multiple of $100,000 in excess of $500,000 (or, as to any Alternate Currency Demand Loan, the Dollar Equivalent thereof) (provided that, in any event, no Fixed Rate Demand Loan will remain outstanding in a principal amount of less than $500,000 or, as to any Alternate Currency Demand Loan, the Dollar Equivalent thereof), and (iv) if the Borrower for any reason makes any prepayment of a Fixed Rate Demand Loan prior to the last day of the Interest Period applicable thereto, the Borrower shall forthwith pay all amounts owing to the Bank pursuant to the provisions of (S)1.6 with respect to such Fixed Rate Demand Loan.

     The Bank may, at its sole discretion, renew the financing arrangements described in this letter agreement by extending the Expiration Date in a writing signed by the Bank and accepted by the Borrower. Neither the inclusion in this letter agreement or elsewhere of covenants relating to periods of time after the Expiration Date, nor any other provision hereof, nor any action (except a written extension pursuant to the immediately preceding sentence), non-action or course of dealing on the part of the Bank will be deemed an extension of, or agreement on the part of the Bank to extend, the Expiration Date.

     1.3. Election of Interest Rate for Demand Loans. Except as otherwise
          ------------------------------------------
provided below in this (S)1.3, interest on the Demand Loans will be payable at a fluctuating rate per annum (the "Floating Rate") which shall at all times be equal to the Prime Rate as in effect from time to time, with a change in such rate of interest to become effective on each day when a change in the Prime Rate is effective. Subject to the conditions set forth herein, the Borrower may elect that any Demand Loan to be made under (S)1.1 will be made as a LIBOR Demand Loan. Such election shall be made by the Borrower giving to the Bank a written notice received by the Bank within the time period and containing the information described in the next following sentence (a "LIBOR Borrowing Notice"). The LIBOR Borrowing Notice must be received by the Bank no later than 10:00 a.m. (Boston time) on that day which is two Business Days prior to the date of the proposed borrowing, must state that a LIBOR Demand Loan is being requested and state the amount of the LIBOR Demand Loan requested (which shall be $500,000 or an integral multiple of $100,000 in excess of $500,000), must specify the proposed commencement date of the relevant Interest Period, and must specify the duration (one month, two months, three months or six months, as the Borrower may select) of the relevant Interest Period. Notwithstanding anything provided elsewhere in this letter agreement, the Borrower may not elect any Interest Period with respect to a LIBOR Demand Loan if such Interest Period would end after the Expiration Date. Any LIBOR Borrowing Notice shall, upon receipt by the Bank, become irrevocable and binding on the Borrower, and the Borrower shall, upon demand and receipt of a Bank Certificate with respect thereto, forthwith indemnify the Bank against any loss or expense incurred by the Bank as a result of any failure by the Borrower to obtain or maintain any requested LIBOR Demand Loan, including, without limitation, any loss or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by the Bank to fund or maintain such LIBOR Demand Loan. Each LIBOR Demand Loan shall be due and payable in full (if not required to be repaid earlier pursuant to the terms of this letter agreement) on the last day of the Interest Period applicable thereto. The principal amount of each LIBOR Demand Loan so repaid may be reborrowed as a new LIBOR Demand Loan to the extent and on the terms

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and conditions contained in this letter agreement by delivery to the Bank of a new LIBOR Borrowing Notice conforming to the requirements set forth above in this (S)1.3 or may be reborrowed as an Alternate Currency Demand Loan pursuant to the next following paragraph (and any LIBOR Demand Loan not repaid and not so reborrowed as a new LIBOR Demand Loan or an Alternate Currency Rate Loan will be deemed to have been reborrowed as a Floating Rate Demand Loan). Notwithstanding any other provision of this letter agreement, the Bank need not make any LIBOR Demand Loan at any time when there exists any Default or Event of Default.

     Subject to the conditions set forth herein, the Borrower may elect that all or any portion of any Demand Loan to be made under (S)1.1 will be made as an Alternate Currency Demand Loan. Such election shall be made by the Borrower giving to the Bank a written notice received by the Bank within the time period and containing the information described in the next following sentence (an "Alternate Currency Borrowing Notice"). The Alternate Currency Borrowing Notice must be received by the Bank no later than 10:00 a.m. (Boston time) on that day which is three Business Days prior to the date of the proposed borrowing, must state that an Alternate Currency Demand Loan is being requested, must specify the relevant Alternate Currency and the amount of the Alternate Currency Demand Loan requested (which shall be the Dollar Equivalent of $500,000 or an integral multiple of $100,000 in excess of $500,000), must specify the proposed commencement date of the relevant Interest Period, and must specify the duration (not less than two Business Days nor more than 180 calendar days, as the Borrower may select) of the relevant Interest Period. Notwithstanding anything provided elsewhere in this letter agreement, the Borrower may not elect any Interest Period with respect to an Alternate Currency Demand Loan if such Interest Period would end after the Expiration Date. Any Alternate Currency Borrowing Notice shall, upon receipt by the Bank, become irrevocable and binding on the Borrower, and the Borrower shall, upon demand and receipt of a Bank Certificate with respect thereto, forthwith indemnify the Bank against any loss or expense incurred by the Bank as a result of any failure by the Borrower to obtain or maintain any requested Alternate Currency Demand Loan, including, without limitation, any loss or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by the Bank to fund or maintain such Alternate Currency Demand Loan. Each Alternate Currency Demand Loan shall be due and payable in full (if not required to be repaid earlier pursuant to the terms of this letter agreement) on the last day of the Interest Period applicable thereto. The principal amount of each Alternate Currency Demand Loan so repaid may be reborrowed as a new Alternate Currency Demand Loan to the extent and on the terms and conditions contained in this letter agreement by delivery to the Bank of a new Alternate Currency Borrowing Notice conforming to the requirements set forth above in this (S)1.3 or may be reborrowed as a LIBOR Demand Loan pursuant to the immediately preceding paragraph (and any Alternate Currency Demand Loan not repaid and not so reborrowed as a new Alternate Currency Demand Loan or as a LIBOR Demand Loan will be deemed to have been reborrowed as a Floating Rate Demand Loan). Notwithstanding any other provision of this letter agreement, the Bank need not make any Alternate Currency Demand Loan at any time when there exists any Default or Event of Default.

     In no event will more than three Interest Periods be in effect at any one time. The Borrower acknowledges that the offering by the Bank of a Fixed Rate for any Interest Period with respect to any Demand Loan will in no event detract from the Bank's ability to demand payment of such Demand Loan at any time, whether or not a Default or Event of Default has occurred and whether or not at the end of such Interest Period.

     1.4. Interest Payments. The Borrower will pay interest on the principal
          -----------------
amount of the Demand Loans outstanding from time to time, from the date hereof until payment of the Demand Loans and the Demand Note in full and the termination of this letter agreement. Interest on Floating Rate Demand Loans will be payable monthly in arrears on the first day of each month. Interest on each Fixed Rate Demand Loan will be payable in arrears on each applicable Interest Payment Date. In any event, interest on each Demand Loan shall also be paid on the date of expiration or earlier termination of the within-described facility for Demand Loans. Interest on Floating Rate Demand Loans shall be payable at the Floating Rate. The rate of interest payable on any LIBOR Demand Loan will be the LIBOR Interest Rate applicable thereto. The rate of interest payable on any Alternate Currency Demand Loan will be the Alternate Currency Interest Rate applicable thereto. Notwithstanding the foregoing, however, after any Event of Default has occurred and for so long as same is continuing, interest on the Demand Loans will accrue and be payable at a rate per annum which at all times shall be equal to the sum of (i) four (4%) percent per annum plus (ii) the Prime Rate in effect from time to time. All interest and fees payable under this letter agreement and/or under the Demand Note will be calculated on the basis of a 360-day year for the actual number of days elapsed.

     1.5. Rate Determination Protection. In the event that:
          -----------------------------

          (i) the Bank shall determine that, by reason of circumstances affecting the London interbank market or other applicable interbank market or otherwise, adequate and reasonable methods do not exist for ascertaining the LIBOR Interest Rate (or, as applicable, the Alternate Currency Interest
     Rate) which would otherwise be applicable during any Interest Period, or

          (ii) the Bank shall determine that any Alternate Currency is not freely transferable and convertible into Dollars, or

          (iii) the Bank shall determine that:

                (A) the making or continuation of any LIBOR Demand Loan or any Alternate Currency Demand Loan has been made impracticable or unlawful by (1) the occurrence of any contingency that materially and adversely affects the London interbank market or other applicable interbank market or (2) compliance by the Bank with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law); or

                (B) reserved-adjusted LIBOR will not, in the reasonable determination of the Bank, adequately and fairly reflect the cost to the Bank of funding LIBOR Demand Loans for such Interest Period, or reserve-adjusted IBOR will not, in the reasonable determination of the Bank, adequately and fairly reflect the cost to the Bank of funding Alternative Currency Demand Loans for such Interest Period then the Bank shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower) to the Borrower. In such event the obligations of the Bank to make LIBOR Demand Loans and/or Alternate Currency Demand Loans, as applicable, shall be suspended until the Bank determines that the circumstances giving rise to such suspension no longer exist, whereupon the Bank shall notify the Borrower.

     1.6. Prepayment of Fixed Rate Demand Loans. The following provisions of
          -------------------------------------
this (S)1.6 shall be effective only with respect to Fixed Rate Demand Loans: If, due to acceleration of the Demand Note or due to voluntary prepayment or mandatory repayment or prepayment or due to any other reason, the Bank receives payment of any principal of any Fixed Rate Demand Loan on any date prior to the last day of the relevant Interest Period or if for any reason any Fixed Rate Demand Loan is converted to a Floating Rate Demand Loan prior to the expiration of the relevant Interest Period, the Borrower shall, upon demand and receipt of a Bank Certificate from the Bank with respect thereto, pay forthwith to the Bank a yield maintenance fee in an amount computed as follows: The current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the last day of the Interest Period applicable to the affected Fixed Rate Demand Loan shall be subtracted from the "cost of funds" component (i.e., reserve-adjusted LIBOR or
                                               ----
reserve-adjusted IBOR, as applicable) of the fixed rate in effect at the date of such prepayment or conversion. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the relevant Interest Period. Said amount shall be reduced to present value calculated by using the number of days remaining in the relevant Interest Period and by using the above-referenced United States Treasury securities rate as the discount rate. The resulting amount shall be the yield maintenance fee due to the Bank upon prepayment or conversion of the applicable Fixed Rate Demand Loan. Any acceleration of a Fixed Rate Demand Loan due to an Event of Default will give rise to a yield maintenance fee calculated with the respect to such Fixed Rate Demand Loan on the date of such acceleration in the same manner as though the Borrower had exercised a right of prepayment at that date, such yield maintenance fee being due and payable at that date. Nothing contained herein will be deemed to prevent the Bank from making demand for payment of the Demand Loans at any time, whether or not a Default or Event of Default has occurred and whether or not at the end of any Interest Period, even if such demand would require payment of a yield maintenance fee.

     1.7. Increased Costs; Capital Adequacy.
          ---------------------------------

          (i) If the adoption, effectiveness or phase-in, after the date hereof, of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

               (A) shall subject the Bank to any Imposition or other charge with respect to any Fixed Rate Demand Loan or the Bank's agreement to make Fixed Rate Demand Loans, or shall change the basis of taxation of payments to the Bank of the principal of or interest on any Fixed Rate Demand Loan or any other amounts due under this letter agreement in respect of the Fixed Rate Demand Loans or the Bank's agreement to make Fixed Rate Demand Loans (except for changes in the rate of tax on the over-all net income of the Bank); or

               (B) shall impose, modify or deem applicable any reserve, special deposit, deposit insurance or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding, with respect to any Fixed Rate Demand Loan, any such requirement already included in the applicable Reserve Rate) against assets of, deposits with or for the account of, or credit extended by, the Bank or shall impose on the Bank or on the London interbank market or other applicable interbank market any other condition affecting any Fixed Rate Demand Loans or the Bank's agreement to make Fixed Rate Demand Loans and the result of any of the foregoing is to increase the cost to the Bank of making or maintaining any Fixed Rate Demand Loan or to reduce the amount of any sum received or receivable by the Bank under this letter agreement or under the Demand Note with respect to any Fixed Rate Demand Loan by an amount deemed by the Bank to be material, then (A) the Bank shall promptly after its determination of such occurrence deliver a Bank Certificate with respect thereto to the Borrower; and (B) promptly upon demand by the Bank and receipt of such Bank Certificate from the Bank with respect thereto, the Borrower shall pay to the Bank such additional amount or amounts as the Bank certifies to be necessary to compensate the Bank for such increased cost or reduction in amount received or receivable.

          (ii) If the Bank shall have determined that the adoption, effectiveness or phase-in after the date hereof of any applicable law, rule or regulation regarding capital requirements for banks or bank holding companies, or any change therein after the date hereof, or any change after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive of such entity regarding capital adequacy (whether or not having the force of law) has or would have the effect of reducing the return on the Bank's capital with respect to any Demand Loan (whether or not then subject to any Fixed Rate) or any letter of credit and/or with respect to the Bank's agreements hereunder to make Demand Loans and/or issue letters of credit to a level below that which the Bank could have achieved (taking into consideration the Bank's policies with respect to capital adequacy immediately before such adoption, effectiveness, phase-in, change or compliance and assuming that the Bank's capital was then fully utilized) by any amount deemed by the Bank to be material: (A) the Bank shall promptly after its determination of such occurrence deliver a Bank Certificate with respect thereto to the Borrower; and (B) the Borrower shall pay to the Bank as an additional fee from time to time on demand such amount as the Bank certifies to be the amount that will compensate it for such reduction.

          (iii) A Bank Certificate of the Bank claiming compensation under this
     (S)1.7 shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature and date of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to the Bank hereunder and the method by which such amounts are determined. In determining any such amount, the Bank may use any reasonable averaging and attribution methods.

          (iv) No failure on the part of the Bank to demand compensation on any one occasion shall constitute a waiver of its right to demand such compensation on any other occasion and no failure on the part of the Bank to deliver any Bank Certificate in a timely manner shall in any way reduce any obligation of the Borrower to the Bank under this (S)1.7.

     1.8. Illegality or Impossibility. Notwithstanding any other provision of
          ---------------------------
this letter agreement, if the introduction of or any change in or in the interpretation or administration of any law or regulation applicable to the Bank or the Bank's activities in the London interbank market or any other applicable interbank market shall make it unlawful, or any central bank or other governmental authority having jurisdiction over the Bank or the Bank's activities in the London interbank market or any other applicable interbank market shall assert that it is unlawful, or otherwise make it impossible, for the Bank to perform its obligations hereunder to make LIBOR Demand Loans or Alternate Currency Demand Loans, as the case may be, or to continue to fund or maintain LIBOR Demand Loans or Alternate Currency Demand Loans, as the case may be, then on notice thereof and demand therefor by the Bank to the Borrower, (i) the obligation of the Bank to fund LIBOR Demand Loans and/or Alternate Currency Demand Loans (as applicable) shall terminate and (ii) all affected LIBOR Demand Loans and/or Alternate Currency Demand Loans (as applicable) shall be deemed to have been converted into Floating Rate Demand Loans (with the Borrower to be responsible for any amount payable under (S)1.6 as a consequence of such conversion) at the last day on which such LIBOR Demand Loans and/or Alternate Currency Demand Loans (as applicable) may legally remain outstanding. Except as provided above in this (S)1.8, the Borrower will have no right to convert any Fixed Rate Demand Loan to a Floating Rate Demand Loan prior to the end of the Interest Period applicable to such Fixed Rate Demand Loan.

     1.9. Advances and Payments. The proceeds of all Demand Loans shall be
          ---------------------
credited by the Bank to a general deposit account maintained by the Borrower with the Bank, except that each Alternate Currency Demand Loan will be credited to an account established by the Borrower in a country in which the relevant Alternate Currency is legal tender. The proceeds of each Demand Loan will be used by the Borrower for general corporate purposes, including providing liquidity for working capital and funding costs of capital expenditures. Further, to the extent and under the conditions set forth in (S)1.10 below, availability for Demand Loans may be used to obtain letters of credit.

     The Bank may charge any general deposit account of the Borrower at the Bank with the amount of all payments of interest, principal and other sums due, from time to time, under this letter agreement and/or the Demand Note and/or with respect to any letter of credit; and will thereafter notify the Borrower of the amount so charged. The failure of the Bank so to charge any account or to give any such notice shall not affect the obligation of the Borrower to pay interest, principal or other sums as provided herein or in the Demand Note or with respect to any letter of credit.

     Whenever any payment to be made to the Bank hereunder or under the Demand Note or with respect to any letter of credit shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and interest payable on each such date shall include the amount thereof which shall accrue during the period of such extension of time. All payments by the Borrower hereunder and/or in respect of the Demand Note and/or with respect to any letter of credit shall be made net of any Impositions or taxes and without deduction, set-off or counterclaim, notwithstanding any claim which the Borrower may now or at any time hereafter have against the Bank. Without limitation of the foregoing, with respect to Alternate Currency Demand Loans, the Borrower will hold the Bank harmless on an after-tax basis for all costs or losses to it of complying with any liquidity, monetary control or prudential requirements of the Bank of England or other central bank existing from time to time.

     1.10. Letters of Credit. At the Borrower's request, the Bank may, from time
           -----------------
to time, in its sole discretion issue one or more Dollar-denominated letters of credit for the account of the Borrower; provided that at the time of such issuance and after giving effect thereto (A) the total Letter of Credit Liabilities will not exceed $4,000,000 and (B) the Dollar Equivalent of the Aggregate Bank Liabilities will in no event exceed $7,500,000. Any such letter of credit will be issued for such fee and upon such terms and conditions as may be agreed to by the Bank and the Borrower at the time of issuance. The Borrower hereby authorizes the Bank, without further request from the Borrower, to cause the Borrower's liability to the Bank for reimbursement of funds drawn under any such letter of credit to be repaid from the proceeds of a Floating Rate Demand Loan to be made hereunder. The Borrower hereby irrevocably requests that such Floating Rate Demand Loans be made.

     1.11. Conditions to Advance. Prior to the making of the initial Demand Loan
           ---------------------
or the issuance of any letter of credit hereunder, the Borrower shall deliver to the Bank duly executed copies of this letter agreement, the Demand Note and the documents and other items listed on the Closing Agenda delivered herewith by the Bank to the Borrower, all of which, as well as all legal matters incident to the transactions contemplated hereby, shall be satisfactory in form and substance to the Bank and its counsel.

     Without limiting the foregoing, any Demand Loan or letter of credit issuance (including the initial Demand Loan or letter of credit issuance) is subject to the further conditions precedent that on the date on which such Demand Loan is made or such letter of credit is issued (and after giving effect thereto):

     (a) All statements, representations and warranties of the Borrower made in this letter agreement shall continue to be correct in all material respects as of the date of such Demand Loan or the date of issuance of such letter of credit, as the case may be.

     (b) All covenants and agreements of the Borrower contained herein shall have been complied with in all material respects on and as of the date of such Demand Loan or the date of issuance of such letter of credit, as the case may be.

     (c) No event which constitutes, or which with notice or lapse of time or both could constitute, an Event of Default shall have occurred and be continuing.

     (d) No material adverse change shall have occurred in the financial condition of the Borrower from that disclosed in the financial statements then most recently furnished to the Bank.

     Each request by the Borrower for any Demand Loan or for the issuance of any letter of credit, and each acceptance by the Borrower of the proceeds of any Demand Loan or delivery of a letter of credit, will be deemed a representation and warranty by the Borrower that at the date of such Demand Loan or the date of issuance of such letter of credit, as the case may be, and after giving effect thereto all of the conditions set forth in the foregoing clauses (a)-(d) of this
(S)1.11 will be satisfied.

     II. REPRESENTATIONS AND WARRANTIES
         ------------------------------

     2.1. Representations and Warranties. In order to induce the Bank to enter
          ------------------------------
into this letter agreement and to make Demand Loans hereunder and/or issue letters of credit hereunder, the Borrower warrants and represents to the Bank as follows:

     (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts. The Borrower has full corporate power to own its property and conduct its business as now conducted and to enter into and perform this letter agreement and the other Loan Documents. The Borrower is duly qualified to do business and is in good standing in each other jurisdiction in which the Borrower maintains any facility, sales office, warehouse or other location, and in each other jurisdiction where the failure so to qualify could (singly or in the aggregate with all other such failures) have a material adverse effect on the financial condition, business or prospects of the Borrower, all such jurisdictions being listed on item 2.1(a) of the attached Disclosure Schedule. At the date hereof, the Borrower has no Subsidiaries, except as shown on said item 2.1(a) of the attached Disclosure Schedule. The Borrower is not a member of any partnership or joint venture.

     (b) The execution, delivery and performance by the Borrower of this letter agreement and each of the other Loan Documents have been duly authorized by all necessary corporate and other action and do not and will not:

          (i) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower;

          (ii) violate any provision of the charter or by-laws of the Borrower, or result in a breach of or constitute a default or require any waiver or consent under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower is a party or by which the Borrower or any of its properties may be bound or affected or require any other consent of any Person; or

          (iii) result in, or require, the creation or imposition of any lien, security interest or other encumbrance (other than in favor of the Bank), upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

     (c) This letter agreement and each of the other Loan Documents has been duly executed and delivered by the Borrower and each is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms.

     (d) Except as described on item 2.1(d) of the attached Disclosure Schedule, there are no actions, suits, proceedings or investigations pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any Subsidiary before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which could hinder or prevent the consummation of the transactions contemplated hereby or call into question the validity of this letter agreement or any of the other Loan Documents or any action taken or to be taken in connection with the transactions contemplated hereby or thereby or which in any single case or in the aggregate might result in any material adverse change in the business, prospects, condition, affairs or operations of the Borrower or any Subsidiary.

     (e) The Borrower is not in violation of any term of its charter or by-laws as now in effect. Neither the Borrower nor any Subsidiary of the Borrower is in material violation of any term of any mortgage, indenture or judgment, decree or order, or any other instrument, contract or agreement to which it is a party or by which any of its property is bound.

     (f) The Borrower has filed (and has caused each of its Subsidiaries to file) all federal, state and local tax returns, reports and estimates required to be filed by the Borrower and/or by any such Subsidiary. All such filed returns, reports and estimates are proper and accurate and the Borrower or the relevant Subsidiary has paid all taxes, assessments, impositions, fees and other governmental charges required to be paid in respect of the periods covered by such returns, reports or estimates. No deficiencies for any tax, assessment or governmental charge have been asserted or assessed, and the Borrower knows of no material tax liability or basis therefor.

     (g) The Borrower is in compliance with (and each Subsidiary of the Borrower is in compliance with) all requirements of law, federal, state and local, and all requirements of all governmental bodies or agencies having jurisdiction over it, the conduct of its business, the use of its properties and assets, and all premises occupied by it, failure to comply with any of which could (singly or in the aggregate with all other such failures) have a material adverse effect upon the assets, business, financial condition or prospects of the Borrower or any such Subsidiary. Without limiting the foregoing, the Borrower has all the franchises, licenses, leases, permits, certificates and authorizations needed for the conduct of its business and the use of its properties and all premises occupied by it, as now conducted, owned and used.

     (h) The audited financial statements of the Borrower as at December 31, 1998 and the management-generated statements of the Borrower as at June 30, 1999, each heretofore delivered to the Bank, are complete and accurate and fairly present the financial condition of the Borrower as at the respective dates thereof and for the periods covered thereby, except that the management-generated statements do not have footnotes and thus do not present the information which would normally be contained in footnotes to financial statements. Neither the Borrower nor any of the Borrower's Subsidiaries has any liability, contingent or otherwise, not disclosed in the aforesaid financial statements or in any notes thereto that could materially affect the financial condition of the Borrower. Since December 31, 1998, there has been no material adverse development in the business, condition or prospects of the Borrower, and the Borrower has not entered into any transaction other than in the ordinary course.

     (i) The principal place of business and chief executive offices of the Borrower are located at 300 Griffin Brook Park Drive, Methuen, MA 01844.

     (j) The Borrower owns or has a valid right to use all of the patents, licenses, copyrights, trademarks, trade names and franchises now being used to conduct its business. To the best of the Borrower's knowledge, the conduct of the Borrower's business as now operated does not conflict with valid patents, licenses, copyrights, trademarks, trade names or franchises of others in any manner that could materially adversely affect the business, prospects, assets or condition, financial or otherwise, of the Borrower.

     (k) None of the executive officers or key employees of the Borrower is subject to any agreement in favor of anyone other than the Borrower which limits or restricts that person's right to engage in the type of business activity conducted or proposed to be conducted by the Borrower or which grants to anyone other than the Borrower any rights in any inventions or other ideas susceptible to legal protection developed or conceived by any such officer or key employee.

     (l) The Borrower is not a party to any contract or agreement which now has or, as far as can be foreseen by the Borrower at the date hereof, may have a material adverse effect on the financial condition, business, prospects or properties of the Borrower, to the best of the Borrower's knowledge.

     (m) The Borrower has taken actions to understand the nature and extent of the work required to make its systems, products and infrastructure Year 2000 compliant. The Borrower does not believe that any material Year 2000 issues exist with software or embedded technology contained within its product offerings. System hardware, software and microprocessor controlled equipment that support the Borrower's infrastructure have been inventoried and assessed for Year 2000 compliance. To the extent necessary to address material Year 2000 issues, the Borrower has installed current releases or upgrades from software vendors. The Borrower has conducted a testing program to confirm that all installed software upgrades, which have been represented by software vendors as compliant, functioned with dates posted as 2000. Based on available information, including assurances from software vendors that their products are compliant, the Borrower believes that it will be able to manage its total Year 2000 transition without any material adverse effect on its business operations, products, operating results or financial condition.

     III. AFFIRMATIVE COVENANTS AND REPORTING REQUIREMENTS
          ------------------------------------------------

     Without limitation of any other covenants and agreements contained in this letter agreement or elsewhere, the Borrower agrees that so long as the financing arrangements contemplated hereby are in effect or any Demand Loan or any of the other Obligations shall be outstanding or any letter of credit issued hereunder shall be outstanding:

     3.1. Legal Existence; Qualification; Compliance. The Borrower will maintain
          ------------------------------------------
(and will cause each Subsidiary of the Borrower to maintain) its corporate existence and good standing in the jurisdiction of its incorporation. The Borrower will qualify to do business and will remain qualified and in good standing (and the Borrower will cause each Subsidiary of the Borrower to qualify and remain qualified and in good standing) in each other jurisdiction where the Borrower or such Subsidiary, as the case may be, maintains any plant, sales office, warehouse or other facility and in each other jurisdiction in which the failure so to qualify could (singly or in the aggregate with all other such failures) have a material adverse effect on the financial condition, business or prospects of the Borrower or any such Subsidiary. The Borrower will comply with (and will cause each Subsidiary of the Borrower to comply with) its charter documents and by-laws. The Borrower will comply with (and will cause each Subsidiary of the Borrower to comply with) all applicable laws, rules and regulations (including, without limitation, ERISA and those relating to environmental protection) other than (i) laws, rules or regulations the validity or applicability of which the Borrower or such Subsidiary shall be contesting in good faith by proceedings which serve as a matter of law to stay the enforcement thereof and (ii) those laws, rules and regulations the failure to comply with any of which could not (singly or in the aggregate) have a material adverse effect on the financial condition, business or prospects of the Borrower or any such Subsidiary.

     3.2. Maintenance of Property; Insurance. The Borrower will maintain and
          ----------------------------------
preserve (and will cause each Subsidiary of the Borrower to maintain and preserve) all of its fixed assets in good working order and condition, making all necessary repairs thereto and replacements thereof. The Borrower will maintain, with financially sound and reputable insurers, insurance with respect to its property and business against such liabilities, casualties and contingencies and of such types and in such amounts as shall be reasonably satisfactory to the Bank from time to time and in any event all such insurance as may from time to time be customary for companies conducting a business similar to that of the Borrower in similar locales.

     3.3. Payment of Taxes and Charges. The Borrower will pay and discharge (and
          ----------------------------
will cause each Subsidiary of the Borrower to pay and discharge) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or property, including, without limitation, taxes, assessments, charges or levies relating to real and personal property, franchises, income, unemployment, old age benefits, withholding, or sales or use, prior to the date on which penalties would attach thereto, and all lawful claims (whether for any of the foregoing or otherwise) which, if unpaid, might give rise to a lien upon any property of the Borrower or any such Subsidiary, except any of the foregoing which is being contested in good faith and by appropriate proceedings which serve as a matter of law to stay the enforcement thereof and for which the Borrower has established and is maintaining adequate reserves. The Borrower will pay, and will cause each of its Subsidiaries to pay, in a timely manner, all lease obligations, all material trade debt, purchase money obligations, equipment lease obligations and all of its other material Indebtedness. The Borrower will perform and fulfill all material covenants and agreements under any leases of real estate, agreements relating to purchase money debt, equipment leases and other material contracts. The Borrower will maintain in full force and effect, and comply with the terms and conditions of, all permits, permissions and licenses necessary or desirable for its business.

     3.4. Accounts. The Borrower will maintain its principal depository and
          --------
operating accounts with the Bank.

     3.5. Reporting Requirements. The Borrower will furnish to the Bank:
          ----------------------

          (i) Within 90 days after the end of each fiscal year of the Borrower, a copy of the annual audit report for such fiscal year for the Borrower, including therein consolidated and consolidating balance sheets of the Borrower and Subsidiaries as at the end of such fiscal year and related consolidated and consolidating statements of income, stockholders' equity and cash flow for the fiscal year then ended. The annual consolidated financial statements shall be certified by independent public accountants selected by the Borrower and reasonably acceptable to the Bank, such certification to be in such form as is generally recognized as "unqualified".

          (ii) Within 45 days after the end of each fiscal quarter of the Borrower, consolidated and consolidating balance sheets of the Borrower and its Subsidiaries and related consolidated and consolidating statements of income and cash flow, unaudited but complete and accurate and prepared in accordance with generally accepted accounting principles consistently applied fairly presenting the financial condition of the Borrower as at the dates thereof and for the periods covered thereby (except that such quarterly statements need not contain footnotes) and certified as accurate (subject to normal year-end audit adjustments, which shall not be material) by the chief financial officer of the Borrower, such balance sheets to be as at the end of each such fiscal quarter and such statements of income to be for such fiscal quarter and such statements of cash flow to be for the fiscal year to date.

          (iii) As soon as possible and in any event within five days of the occurrence of any Event of Default or any event which, with the giving of notice or passage of time or both, would constitute an Event of Default, the statement of the Borrower setting forth details of each such Event of Default or event and the action which the Borrower proposes to take with respect thereto.

          (iv) Promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, to which the Borrower or any Subsidiary of the Borrower is a party.

          (v) Promptly upon filing any registration statement or listing application (or any supplement or amendment to any registration statement or listing application) with the Securities and Exchange Commission ("SEC") or any successor agency or with any stock exchange or with the National Association of Securities Dealers quotations system, a copy of same.

          (vi) A copy of each periodic or current report filed with the SEC or any successor agency and each annual report, proxy statement and other communication sent to shareholders or other securityholders generally or disseminated to the public, such copy to be provided to the Bank promptly upon such filing with the SEC or such communication with shareholders or securityholders or such public dissemination, as the case may be.

          (vii) Promptly upon request, such other information respecting the financial condition, operations, receivables, inventory, machinery or equipment of the Borrower or any Subsidiary as the Bank may from time to time reasonably request.

     3.6. Books and Records. The Borrower will maintain (and will cause each of
          -----------------
its Subsidiaries to maintain) complete and accurate books, records and accounts which will at all times accurately and fairly reflect all of its transactions in accordance with generally accepted accounting principles consistently applied. The Borrower will, at any reasonable time and from time to time upon reasonable notice and during normal business hours (and at any time and without any necessity for notice following the occurrence of an Event of Default), permit the Bank, and any agents or representatives thereof, to examine and make copies of and take abstracts from the records and books of account of, and visit the properties of the Borrower and any of its Subsidiaries, and to discuss its affairs, finances and accounts with its officers, directors and/or independent accountants, all of whom are hereby authorized and directed to cooperate with the Bank in carrying out the intent of this (S)3.6; provided that any examination or audit made by the Bank pursuant to this (S)3.6 will be at the Bank's sole cost and expense. Each financial statement of the Borrower hereafter delivered pursuant to this letter agreement will be complete and accurate and will fairly present the financial condition of the Borrower as at the date thereof and for the periods covered thereby.

     IV. NEGATIVE COVENANTS
         ------------------

     Without limitation of any other covenants and agreements contained in this letter agreement or elsewhere, the Borrower agrees that so long as the financing arrangements contemplated hereby are in effect or any Demand Loan or any of the other Obligations shall be outstanding or any letter of credit issued hereunder shall be outstanding:

     4.1. Change of Address, etc. The Borrower will not change its name or legal
          -----------------------
structure, nor will the Borrower move its chief executive offices or principal place of business from the address described in (S)2.1(j) above, without, in each instance, giving the Bank prompt written notice thereof. The Borrower will not change its fiscal year or methods of financial reporting without, in each instance, giving the Bank prompt written notice thereof.

     4.2. Hazardous Waste. Except as provided below, the Borrower will not
          ---------------
dispose of or suffer or permit to exist any hazardous material or oil on any site or vessel owned, occupied or operated by the Borrower or any Subsidiary of the Borrower, nor shall the Borrower store (or permit any Subsidiary to store) on any site or vessel owned, occupied or operated by the Borrower or any such Subsidiary, or transport or arrange the transport of, any hazardous material or oil (the terms "hazardous material", "oil", "site" and "vessel", respectively, being used herein with the meanings given those terms in Mass. Gen. Laws, Ch. 21E or any comparable terms in any comparable statute in effect in any other relevant jurisdiction). The Borrower shall provide the Bank with written notice of (i) the intended storage or transport of any hazardous material or oil by the Borrower or any Subsidiary of the Borrower, (ii) any known release or known threat of release of any hazardous material or oil at or from any site or vessel owned, occupied or operated by the Borrower or any Subsidiary of the Borrower, and (iii) any incurrence of any expense or loss by any government or governmental authority in connection with the assessment, containment or removal of any hazardous material or oil for which expense or loss the Borrower or any Subsidiary of the Borrower may be liable. Notwithstanding the foregoing, the Borrower and its Subsidiaries may use, store and transport, and need not notify the Bank of the use, storage or transportation of, (x) oil in reasonable quantities, as fuel for heating of their respective facilities or for vehicles or machinery used in the ordinary course of their respective businesses and (y) hazardous materials that are solvents, cleaning agents or other materials used in the ordinary course of the respective business operations of the Borrower and its Subsidiaries, in reasonable quantities, as long as in any case the Borrower or the Subsidiary concerned (as the case may be) has obtained and maintains in effect any necessary governmental permits, licenses and approvals, complies with all requirements of applicable federal, state and local law relating to such use, storage or transportation, follows the protective and safety procedures that a prudent businessperson conducting a business the same as or similar to that of the Borrower or such Subsidiary (as the case may be) would follow, and disposes of such materials (not consumed in the ordinary course) only through licensed providers of hazardous waste removal services.

     4.3. No Margin Stock. No proceeds of any Demand Loan shall be used directly
          ---------------
or indirectly to purchase or carry any margin security.

     V. DEFAULT AND REMEDIES
        --------------------

     5.1. Events of Default. Without derogating in any way from the demand
          -----------------
nature of the Demand Loans, the occurrence of any one of the following events shall constitute an Event of Default hereunder:

     (a) The Borrower shall fail to make any payment of principal of or interest on the Demand Note on or before the date when due; or the Borrower shall fail to pay when due any amount owed to the Bank in respect of any letter of credit now or hereafter issued by the Bank; or

     (b) Any representation or warranty of the Borrower contained herein shall at any time prove to have been incorrect in any material respect when made or any representation or warranty made by the Borrower in connection with any Demand Loan or letter of credit shall at any time prove to have been incorrect in any material respect when made; or

     (c) The Borrower shall default in the performance or observance of any agreement or obligation under any of (S)(S)3.1, 3.3 or 3.5 or Article IV; or

     (d) The Borrower shall default in the performance of any other term, covenant or agreement contained in this letter agreement and such default shall continue unremedied for 30 days after notice thereof shall have been given to the Borrower; or

     (e) Any default on the part of the Borrower or any Subsidiary of the Borrower shall exist, and shall remain unwaived or uncured beyond the expiration of any applicable notice and/or grace period, under any other contract, agreement or undertaking now existing or hereafter entered into with or for the benefit of the Bank (or any affiliate of the Bank); or

     (f) Any default shall exist and remain unwaived or uncured with respect to any Subordinated Debt of the Borrower or with respect to any instrument evidencing, guaranteeing or otherwise relating to any such Subordinated Debt, or any such Subordinated Debt shall not have been paid when due, whether by acceleration or otherwise, or shall have been declared to be due and payable prior to its stated maturity, or any event or circumstance shall occur which permits, or with the lapse of time or the giving of notice or both would permit, the acceleration of the maturity of any Subordinated Debt by the holder or holders thereof; or

     (g) Any default shall exist and remain unwaived or uncured with respect to any other Indebtedness of the Borrower or any Subsidiary of the Borrower in excess of $100,000 in aggregate principal amount or with respect to any instrument evidencing, guaranteeing, securing or otherwise relating to any such Indebtedness, or any such Indebtedness in excess of $100,000 in aggregate principal amount shall not have been paid when due, whether by acceleration or otherwise, or shall have been declared to be due and payable prior to its stated maturity, or any event or circumstance shall occur which permits, or with the lapse of time or the giving of notice or both would permit, the acceleration of the maturity of any such Indebtedness by the holder of holders thereof; or

     (h) The Borrower shall be dissolved, or the Borrower or any Subsidiary of the Borrower shall become insolvent or bankrupt or shall cease paying its debts as they mature or shall make an assignment for the benefit of creditors, or a trustee, receiver or liquidator shall be appointed for the Borrower or any Subsidiary of the Borrower or for a substantial part of the property of the Borrower or any such Subsidiary, or bankruptcy, reorganization, arrangement, insolvency or similar proceedings shall be instituted by or against the Borrower or any such Subsidiary under the laws of any jurisdiction (except for an involuntary proceeding filed against the Borrower or any Subsidiary of the Borrower which is dismissed within 60 days following the institution thereof); or

     (i) Any execution or similar process shall be issued or levied against any of the property of the Borrower or any Subsidiary and such attachment, execution or similar process shall not be paid, stayed, released, vacated or fully bonded within 10 days after its issue or levy or any trustee process shall be levied against any account maintained by the Borrower with the Bank; or

     (j) Any final uninsured judgment in excess of $5,000,000 shall be entered against the Borrower or any Subsidiary of the Borrower by any court of competent jurisdiction; or

     (k) The Borrower or any Subsidiary of the Borrower shall fail to meet its minimum funding requirements under ERISA with respect to any employee benefit plan (or other class of benefit which the PBGC has elected to insure) or any such plan shall be the subject of termination proceedings (whether voluntary or involuntary) and there shall result from such termination proceedings a liability of the Borrower or any Subsidiary of the Borrower to the PBGC which in the reasonable opinion of the Bank may have a material adverse effect upon the financial condition of the Borrower or any such Subsidiary; or

     (l) There shall occur any other material adverse change in the condition (financial or otherwise), operations, properties, assets, liabilities or earnings of the Borrower.

     5.2. Rights and Remedies on Default. Without derogating in any way from the
          ------------------------------
demand nature of the Demand Loans, during the existence of any Event of Default, in addition to any other rights and remedies available to the Bank hereunder or otherwise, the Bank may exercise any one or more of the following rights and remedies (all of which shall be cumulative):

     (a) Declare the entire unpaid principal amount of each of the Demand Loans then outstanding, all interest accrued and unpaid thereon and all other amounts payable under this letter agreement, and all other Indebtedness of the Borrower to the Bank, to be forthwith due and payable, whereupon the same shall become forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower.

     (b) Terminate the Demand Loan financing arrangements provided for by this letter agreement.

     (c) Exercise all rights and remedies hereunder, under the Demand Note and under each and any other agreement with the Bank; and exercise all other rights and remedies which the Bank may have under applicable law.

     The Borrower expressly acknowledges and agrees that the Demand Loans are demand obligations and that the Bank may demand payment of same (in which case same shall become immediately due and payable) at any time in the Bank's discretion, whether or not any Default or Event of Default then exists and whether or not at the end of any applicable Interest Period.

     5.3. Set-off. In addition to any rights now or hereafter granted under
          -------
applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default or upon any demand under the Demand Note, the Bank is hereby authorized at any time or from time to time, without presentment, any further demand, protest or other notice of any kind to the Borrower or to any other Person, all of which are hereby expressly waived, to set off and to appropriate and apply any and all deposits and any other Indebtedness at any time held or owing by the Bank or any affiliate thereof to or for the credit or the account of the Borrower against and on account of the obligations and liabilities of the Borrower to the Bank under this letter agreement or otherwise, irrespective of whether or not the Bank shall have made any demand hereunder and although said obligations, liabilities or claims, or any of them, may then be contingent or unmatured and without regard for the availability or adequacy of other collateral. As further security for the Obligations, the Borrower also grants to the Bank a security interest with respect to all its deposits and all securities or other property in the possession of the Bank or any affiliate of the Bank from time to time, and, upon the occurrence of any Event of Default, the Bank may exercise all rights and remedies of a secured party under the Uniform Commercial Code. ANY AND ALL RIGHTS TO REQUIRE THE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES ANY OF THE OBLIGATIONS PRIOR TO THE EXERCISE BY THE BANK OF ITS RIGHT OF SET-OFF UNDER THIS SECTION ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

     5.4. Letters of Credit. Without limitation of any other right or remedy of
          -----------------
the Bank, (i) if an Event of Default shall have occurred and the Bank shall have accelerated the Demand Loans, or (ii) if the Bank shall demand payment under the Demand Note, or (iii) if this letter agreement and/or the Demand Loan financing arrangements described herein shall have expired or shall have been earlier terminated by either the Bank or the Borrower for any reason, the Borrower will forthwith deposit with the Bank in cash a sum equal to the total of all then undrawn amounts of all outstanding letters of credit issued by the Bank for the account of the Borrower.

     VI. MISCELLANEOUS
         -------------

     6.1. Costs and Expenses. The Borrower agrees to pay on demand all costs and
          ------------------
expenses (including, without limitation, reasonable legal fees) of the Bank in connection with the preparation, execution and delivery of this letter agreement, the Demand Note and all other instruments and documents to be delivered in connection with any Demand Loan or any letter of credit issued hereunder and any amendments or modifications of any of the foregoing, as well as the costs and expenses (including, without limitation, the reasonable fees and expenses of legal counsel) incurred by the Bank in connection with preserving, enforcing or exercising, upon default, any rights or remedies under this letter agreement, the Demand Note and all other instruments and documents delivered or to be delivered hereunder or in connection herewith, all whether or not legal action is instituted. In addition, the Borrower shall be obligated to pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this letter agreement, the Demand Note and all other instruments and documents to be delivered in connection with any Obligation. Any fees, expenses or other charges which the Bank is entitled to receive from the Borrower under this Section shall bear interest from the date of any demand therefor until the date when paid at a rate per annum equal to the sum of (i) four (4%) percent plus (ii) the Floating Rate (but in no event
                                    ----
in excess of the maximum rate permitted by then applicable law).

     6.2. Service Fee. With respect to the within arrangements for Demand Loans,
          -----------
the Borrower is paying to the Bank, at the time of execution and delivery of this letter agreement, a non-refundable service fee of $7,500. The fee described in this Section is in addition to any balances and fees required by the Bank or any of its affiliates in connection with any other services now or hereafter made available to the Borrower.

     6.3. Other Agreements. The provisions of this letter agreement are not in
          ----------------
derogation or limitation of any obligations, liabilities or duties of the Borrower under any of the other Loan Documents or any other agreement with or for the benefit of the Bank. No inconsistency in default provisions between this letter agreement and any of the other Loan Documents or any such other agreement will be deemed to create any additional grace period or otherwise derogate from the express terms of each such default provision. No covenant, agreement or obligation of the Borrower contained herein, nor any right or remedy of the Bank contained herein, shall in any respect be limited by or be deemed in limitation of any inconsistent or additional provisions contained in any of the other Loan Documents or in any such other agreement.

     6.4. Governing Law. This letter agreement and the Demand Note shall be
          -------------
governed by, and construed and enforced in accordance with, the laws of The Commonwealth of Massachusetts.

     6.5. Addresses for Notices, etc. Except as otherwise provided herein, all
          --------------------------
notices, requests, demands and other communications provided for hereunder shall be in writing and shall be mailed or delivered to the applicable party at the address indicated below:

     If to the Borrower:

     MicroTouch Systems, Inc.
     501 Griffin Brook Park Drive
     Methuen, MA 01844
     Attention: Kathleen Keeffe, Treasury
     Telephone:  (978) 659-9244
     Fax:  (978) 659-9150

     If to the Bank:

     Fleet National Bank
     High Technology Division
     Mail Stop: MA OF D07A
     One Federal Street
     Boston, MA  02110
     Attention:  Irina V. Case, Vice President
     Telephone:  (617) 346-0055
     Fax:  (617) 346-0151

or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed delivered on the earlier of (i) the date received or (ii) the date of delivery, refusal or non-delivery indicated on the return receipt if deposited in the United States mails, sent postage prepaid, certified or registered mail, return receipt requested, addressed as aforesaid. If any such notice, request, demand or other communication is hand-delivered, same shall be effective upon receipted delivery.

     6.6. Binding Effect; Assignment; Termination. This letter agreement shall
          ---------------------------------------
be binding upon the Borrower, its successors and assigns and shall inure to the benefit of the Borrower and the Bank and their respective permitted successors and assigns. The Borrower may not assign this letter agreement or any rights hereunder without the express written consent of the Bank. The Bank may, in accordance with applicable law, from time to time assign or grant participations in this letter agreement, the Demand Loans, the Demand Note and/or the letters of credit issued hereunder. Without limitation of the foregoing generality:

               (i) The Bank may at any time pledge all or any portion of its rights under the Loan Documents (including any portion of the Demand
          Note) to any of the 12 Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the Bank from its obligations under any of the Loan Documents.

               (ii) The Bank shall have the unrestricted right at any time and from time to time, and without the consent of or notice to the Borrower, to grant to one or more banks or other financial institutions (each, a "Participant") participating interests in the Bank's obligation to lend hereunder and/or any or all of the Demand Loans held by the Bank hereunder. In the event of any such grant by the Bank of a participating interest to a Participant, whether or not upon notice to the Borrower, the Bank shall remain responsible for the performance of its obligations hereunder and the Borrower shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations hereunder. The Bank may furnish any information concerning the Borrower in its possession from time to time to prospective assignees and Participants; provided that the Bank shall require any such prospective assignee or Participant to agree in writing to maintain the confidentiality of such information to the same extent as the Bank would be required to maintain such confidentiality.

     The Borrower may terminate this letter agreement and the financing arrangements made herein by giving written notice of such termination to the Bank; provided that no such termination will release or waive any of the Bank's rights or remedies or any of the Borrower's obligations under this letter agreement or any of the other Loan Documents unless and until the Borrower has paid in full the Demand Loans and all interest thereon and all fees and charges payable in connection therewith and all letters of credit issued hereunder have been terminated.

     6.7. Consent to Jurisdiction. The Borrower irrevocably submits to the
          -----------------------
non-exclusive jurisdiction of any Massachusetts court or any federal court sitting within The Commonwealth of Massachusetts over any suit, action or proceeding arising out of or relating to this letter agreement and/or the Demand Note. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. The Borrower agrees that final judgment in any such suit, action or proceeding brought in such a court shall be enforced in any court of proper jurisdiction by a suit upon such judgment, provided that service of process in such action, suit or proceeding shall have been effected upon the Borrower in one of the manners specified in the following paragraph of this (S)6.7 or as otherwise permitted by law.

     The Borrower hereby consents to process being served in any suit, action or proceeding of the nature referred to in the preceding paragraph of this (S)6.7 either (i) by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to it at its address set forth in (S)6.5 (as such address may be changed from time to time pursuant to said (S)6.5) or (ii) by serving a copy thereof upon it at its address set forth in (S)6.5 (as such address may be changed from time to time pursuant to said (S)6.5).

     6.8. Severability. In the event that any provision of this letter agreement
          ------------
or the application thereof to any Person, property or circumstances shall be held to any extent to be invalid or unenforceable, the remainder of this letter agreement, and the application of such provision to Persons, properties or circumstances other than those as to which it has been held invalid and unenforceable, shall not be affected thereby, and each provision of this letter agreement shall be valid and enforced to the fullest extent permitted by law.

     6.9. Replacement Note. Upon receipt of an affidavit of an officer of the
          ----------------
Bank as to the loss, theft, destruction or mutilation of the Demand Note or of any other Loan Document which is not of public record and, in the case of any such mutilation, upon surrender and cancellation of such Demand Note or other Loan Document, the Borrower will issue, in lieu thereof, a replacement Demand Note or other Loan Document in the same principal amount (as to the Demand Note) and in any event of like tenor.

     6.10. Usury. All agreements between the Borrower and the Bank are hereby
           -----
expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the Demand Note or otherwise, shall the amount paid or agreed to be paid to the Bank for the use or the forbearance of the Indebtedness represented by the Demand Note exceed the maximum permissible under applicable law. In this regard, it is expressly agreed that it is the intent of the Borrower and the Bank, in the execution, delivery and acceptance of the Demand Note, to contract in strict compliance with the laws of The Commonwealth of Massachusetts. If, under any circumstances whatsoever, performance or fulfillment of any provision of the Demand Note or any of the other Loan Documents at the time such provision is to be performed or fulfilled shall involve exceeding the limit of validity prescribed by applicable law, then the obligation so to be performed or fulfilled shall be reduced automatically to the limits of such validity, and if under any circumstances whatsoever the Bank should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced by the Demand Note and not to the payment of interest. The provisions of this (S)6.10 shall control every other provision of this letter agreement and of the Demand Note.

     6.11. WAIVER OF JURY TRIAL. THE BORROWER AND THE BANK HEREBY KNOWINGLY,
           --------------------
VOLUNTARILY AND INTENTIONALLY MUTUALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LETTER AGREEMENT, THE DEMAND NOTE OR ANY OTHER LOAN DOCUMENTS OR OUT OF ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ENTER INTO THIS LETTER AGREEMENT AND TO MAKE DEMAND LOANS AS CONTEMPLATED HEREIN.

     6.12. Judgment Currency. If, for the purpose of obtaining judgment in any
           -----------------
court or obtaining an order enforcing a judgment, it becomes necessary to convert any amount due under this letter agreement and/or the Demand Note in Dollars or in any other currency (hereinafter in this (S)6.12 called the "first currency") into any other currency (hereinafter in this (S)6.12 called the "second currency"), then the conversion shall be made at the Bank's spot rate of exchange for buying the first currency with the second currency prevailing at the Bank's close of business on the Business Day next preceding the day on which the judgment is given or (as the case may be) the order is made. In the event that there is a difference between the rate of exchange on the basis of which the amount of such judgment or order is determined and the rate of exchange prevailing on the date of payment, then the rate of exchange prevailing on the date of payment shall govern the amount owing hereunder, and the Borrower hereby agrees to pay such additional amount as may be necessary to ensure that the amount paid on such date in the second currency is the amount in such second currency which, when converted at the Bank's spot rate of exchange for buying the first currency with the second currency prevailing at the Bank's opening of business on the date of payment, is the amount which was due under this letter agreement and/or the Demand Note in the first currency before such judgment was obtained or made. Any amount due from the Borrower to the Bank under the second sentence of this (S)6.12 will be due as a separate debt of the Borrower to the Bank and shall not be affected by judgment or order being obtained for any other sum due under or in respect of this letter agreement and/or the Demand Note. The covenant contained in this
(S)6.12 shall survive the payment in full of all of the other obligations of the Borrower under this letter agreement and/or the Demand Note.

     VII. DEFINED TERMS
          -------------

     7.1. Definitions. In addition to terms defined elsewhere in this letter
          -----------
agreement, as used in this letter agreement, the following terms have the following respective meanings:

     "Aggregate Bank Liabilities" - At any time, the sum of (i) the principal amount of all Demand Loans then outstanding, plus (ii) all then undrawn amounts
                                             ----
of letters of credit issued by the Bank for the account of the Borrower, plus
                                                                         ----
(iii) all amounts then drawn on any such letter of credit which at said date shall not have been reimbursed to the Bank by the Borrower.

     "Alternate Currency" - Pounds Sterling or Euros or any other currency which is readily obtainable by the Bank in the London interbank market (or other interbank market deemed appropriate by the Bank), is freely transferable and readily convertible into Dollars and which the Bank may, in its discretion, approve from time to time for the purposes of Demand Loans under this letter agreement.

     "Alternate Currency Demand Loan" - A Demand Loan which is made in an Alternate Currency.

     "Alternate Currency Interest Rate" - For any Interest Period, that rate of interest per annum (rounded upward to the next 1/32nd of 1%) determined by the Bank pursuant to the following formula:

                     IBOR
          ACIR =   ---------  +  1.0
                   [1.0--RR]


          Where     ACIR  =  Alternate Currency Interest Rate
                    IBOR  =  See definition of IBOR
                    RR    =  Reserve Rate


The Alternate Currency Interest Rate will be adjusted during any Interest Period to reflect any change in the Reserve Rate during such Interest Period.

     "Bank Certificate" - A certificate signed by an officer of the Bank setting forth any additional amount required to be paid by the Borrower to the Bank pursuant to (S)1.3, (S)1.6 or (S)1.7 of this letter agreement, which certificate shall be submitted by the Bank to the Borrower in connection with each demand made at any time by the Bank upon the Borrower with respect to any such additional amount, and each such certificate shall, save for manifest error, constitute presumptive evidence of the additional amount required to be paid by the Borrower to the Bank upon each demand. A claim by the Bank for all or any part of any additional amount required to be paid by the Borrower may be made before and/or after the end of the Interest Period to which such claim relates or during which such claim has arisen and before and/or after any payment hereunder to which such claim relates. Each Bank Certificate shall set forth in reasonable detail the basis for and the calculation of the claim to which it relates.

     "Business Day" - Any day which is not a Saturday, nor a Sunday nor a public holiday under the laws of the United States of America or The Commonwealth of Massachusetts applicable to a national bank or other day on which banks in Boston, Massachusetts are authorized or directed to close; provided, however, that if (A) the applicable provision relates to a LIBOR Demand Loan, then the term "Business Day" shall not include any day on which dealings are not carried on in the London interbank market or on which banks are not open for business in London, and (B) if the applicable provision relates to an Alternate Currency Demand Loan, then the term "Business Day" shall not include any day on which dealings are not carried on in that interbank market which is selected by the Bank for the purpose of determining IBOR for such Alternate Currency Demand Loan or on which banks are not open for business at the location of the relevant interbank market.

     "Default" - Any event or circumstance which, with the passage of time or the giving of notice or both, could become an Event of Default under this letter agreement.

     "Demand Loans" - As defined in (S)1.1.

     "Demand Note" - As defined in (S)1.1.

     "Dollar-Denominated Loan" - Any Demand Loan which is borrowed in Dollars.

     "Dollar Equivalent" - (i) As to any amount denominated in Dollars, the amount of such Dollars, and (ii) as to any amount denominated in an Alternate Currency, the equivalent amount in Dollars as determined by the Bank (such determination to be conclusive absent manifest error) on the basis of the spot rate for the purchase of Dollars with such Alternate Currency on the date of such determination.

     "Dollars" or "$" - United States Dollars.

     "ERISA" - The Employee Retirement Income Security Act of 1974, as amended.

     "Eurocurrency Liabilities" - Has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as in effect from time to time, or in any successor regulation relating to the liabilities described in said Regulation D.

     "Event of Default" - As defined in (S)5.1.

     "Expiration Date" - August 31, 2000, unless extended by the Bank, which extension may be given or withheld by the Bank in its sole discretion.

     "Fixed Rate" - As applicable to any Demand Loan, a LIBOR Interest Rate or an Alternate Currency Interest Rate.

     "Fixed Rate Demand Loan" - Any Demand Loan which is a LIBOR Demand Loan or an Alternate Currency Demand Loan.

     "Floating Rate" - As defined in (S)1.3.

     "Floating Rate Demand Loan" - Any Demand Loan which bears interest at a rate calculated with reference to the Prime Rate.

     "IBOR" - For any Interest Period with respect to an Alternate Currency Demand Loan, that rate per annum (rounded upward, if necessary, to the nearest 1/32nd of 1%) determined by the Bank to be the rate at which deposits in the relevant Alternate Currency are offered to the Bank by major banks in the relevant interbank market selected by the Bank, for delivery on the first day of the applicable Interest Period, at 10:00 a.m. local time three Business Days prior to the first day of the applicable Interest Period for a term equal to the term of the Alternate Currency Demand Loan requested for such Interest Period and in an amount substantially equal to the principal amount of the relevant Alternate Currency Demand Loan. The Bank shall give prompt notice to the Borrower of IBOR as determined for each Alternate Currency Demand Loan and such notice shall be conclusive and binding, absent manifest error.

     "Impositions" - All present and future taxes, levies, duties, impositions, deductions, charges and withholdings applicable to the Bank with respect to any Fixed Rate Demand Loan, excluding, however, any taxes imposed directly on the Bank's income and any franchise taxes imposed on it by the jurisdiction under the laws of which the Bank is organized or any political subdivision thereof.

     "Indebtedness" - All obligations of a Person, whether current or long-term, senior or subordinated, which in accordance with generally accepted accounting principles would be included as liabilities upon such Person's balance sheet at the date as of which Indebtedness, is to be determined, and shall also include guaranties, endorsements (other than for collection in the ordinary course of business) or other arrangements whereby responsibility is assumed for the obligations of others, whether by agreement to purchase or otherwise acquire the obligations of others, including any agreement, contingent or otherwise, to furnish funds through the purchase of goods, supplies or services for the purpose of payment of the obligations of others.

     "Interest Payment Date(s)" - As to each Fixed Rate Demand Loan, the Interest Payment Date will be the last day of the Interest Period applicable to such Fixed Rate Demand Loan; provided that if the relevant Interest Period is more than three months in duration, then there shall be two Interest Payment Dates for such Interest Period, the first of which shall occur at the end of the first three months of such Interest Period and the second of which shall occur at the end of such Interest Period.

     "Interest Period" - (A) As to each LIBOR Demand Loan, the period commencing with the date of the making of such LIBOR Demand Loan and ending one month, two months, three months or six months thereafter (as the Borrower may select in accordance with (S)1.3); provided that (i) any such Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day occurs in a new calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, (ii) any such Interest Period which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall end on the last Business Day of such calendar month, and (iii) no Interest Period may be selected as to any LIBOR Demand Loan which would end after the Expiration Date; and (B) as to each Alternate Currency Demand Loan, the period commencing with the date of the making of such Alternate Currency Demand Loan and ending on such date (not less than two Business Days after the commencement of such period nor more than 180 calendar days after the commencement of such period, as the Borrower may select in accordance with (S)1.3); provided that (i) any such Interest Period so selected must end on a day which is a Business Day, and (ii) no such Interest Period may be selected as to any Alternate Currency Demand Loan which would end after the Expiration Date.

     "Letter of Credit Liabilities" - As determined at any date, the sum of (i) all then undrawn amounts of letter of credit which may be issued by the Bank for the account of the Borrower plus (ii) all amounts then drawn on any such letter of credit which at said date shall not have been reimbursed to the Bank by the Borrower.

     "LIBOR" - With respect to each Interest Period for a LIBOR Demand Loan, that rate per annum (rounded upward, if necessary, to the nearest 1/32nd of one percent) which represents the offered rate for deposits in U.S. Dollars, for a period of time comparable to such Interest Period, which appears on the Telerate page 3750 as of 11:00 a.m. (London time) on that day that is two (2) London Banking Days preceding the first day of such Interest Period; provided, however, that if the rate described above does not appear on the Telerate System on any applicable interest determination date, LIBOR for such Interest Period shall be the rate (rounded upwards as described above, if necessary) for deposits in dollars for a period substantially equal to such Interest Period shown on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London Time), on that day that is two (2) London Banking Days prior to the beginning of such Interest Period. "London Banking Day" shall mean any date on which commercial banks are open for business in London. If both the Telerate and Reuters systems are unavailable, then LIBOR for any Interest Period will be determined on the basis of the offered rates for deposits in U.S. Dollars for a period of time comparable to such Interest Period which are offered by four major banks in the London interbank market at approximately 11:00 a.m., London time, on that day that is two (2) London Banking Days preceding the first day of such Interest Period, as selected by the Bank. The principal London office of each of four major London banks will be requested to provide a quotation of its U.S. Dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. Dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m., New York City time, on that day that is two London Banking Days preceding the first day of such Interest Period. In the event that the Bank is unable to obtain any such quotation as provided above, it will be deemed that LIBOR for the proposed Interest Period cannot be determined. The Bank shall give prompt notice to the Borrower of LIBOR as determined for each LIBOR Demand Loan and such notice shall be deemed conclusively correct, absent manifest error.

     "LIBOR Interest Rate" - For any Interest Period, an interest rate per annum, expressed as a percentage, determined by the Bank pursuant to the following formula:

                    * LIR =       LIBOR       + 1.0
                              ------------
                               [1.00 - RR]

                    Where LIR = LIBOR Interest Rate
                        LIBOR = See definition of LIBOR
                           RR = Reserve Rate

                    *LIR to be rounded upwards to the next higher 1/32nd of 1%.

The LIBOR Interest Rate will be adjusted during any Interest Period to reflect any change in the Reserve Rate during such Interest Period.

     "LIBOR Demand Loan" - Any Demand Loan which bears interest at a LIBOR Interest Rate.

     "Loan Documents" - Each of this letter agreement, the Demand Note and each other instrument, document or agreement evidencing, securing, guaranteeing or relating in any way to any of the Demand Loans or any of the letters of credit issued hereunder, all whether now existing or hereafter arising or entered into.

     "London" - The City of London, in England.

     "Maximum Demand Loan Amount" - At any date as of which same is to be determined, the amount by which (x) $7,500,000 exceeds (y) the sum of (i) all then undrawn amounts of letters of credit issued by the Bank for the account of the Borrower plus (ii) all amounts then drawn on any such letter of credit which at said date shall not have been reimbursed to the Bank by the Borrower.

     "Obligations" - All Indebtedness, covenants, agreements, liabilities and obligations, now existing or hereafter arising, made by the Borrower with or for the benefit of the Bank or owed by the Borrower to the Bank in any capacity.

     "PBGC" - The Pension Benefit Guaranty Corporation or any successor thereto.

     "Person" - An individual, corporation, limited liability company, partnership, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

     "Prime Rate" - That variable rate of interest per annum designated by the Bank, from time to time, as being its prime rate, it being understood that such rate is merely a reference rate and does not necessarily represent the lowest or best rate being charged to any customer.

     "Reserve Rate" - The aggregate rate, expressed as a decimal, at which the Bank would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulation relating to such reserve requirements) against Eurocurrency Liabilities, as well as any other reserve required of the Bank (including, without limitation, any emergency, supplemental or other marginal reserve requirement) with respect to any Fixed Rate Demand Loans. In addition, and without limitation of the foregoing, the Reserve Rate as to any Alternate Currency Interest Rate will be deemed to take into account any amounts required to be held with respect to any Alternate Currency Demand Loans in a non- interest-bearing deposit account with the Bank of England or other central bank, any amounts which are required by the Bank of England or other central bank to be maintained with respect to any Alternate Currency Demand Loans as secured money with members of the London Discount Market Association or other brokers, market makers or other associations or financial institutions, and any other special deposits required with respect to any Alternate Currency Demand Loans. Each LIBOR Interest Rate and/or Alternate Currency Interest Rate, as applicable, shall be adjusted automatically on and as of the effective date of any change in the relevant Reserve Rate.

     "Subordinated Debt" - Any Indebtedness of the Borrower which is expressly subordinated, pursuant to a subordination agreement in form and substance satisfactory to the Bank, to all Indebtedness now or hereafter owed by the Borrower to the Bank.

     "Subsidiary" - Any corporation or other entity of which the Borrower and/or any of its Subsidiaries, directly or indirectly, owns, or has the right to control or direct the voting of, fifty (50%) percent or more of the outstanding capital stock or other ownership interest having general voting power (under ordinary circumstances).

     Any defined term used in the plural preceded by the definite article shall be taken to encompass all members of the relevant class. Any defined term used in the singular preceded by "any" shall be taken to indicate any number of the members of the relevant class. For all purposes of this letter agreement, the amount in one currency which shall be equivalent on any particular date to a specified amount in another currency shall be that amount (as conclusively ascertained by the Bank absent manifest error) in the first currency which is or could be purchased by the Bank (in accordance with its normal banking practices) with such specified amount of the second currency in any interbank foreign currency deposits market selected by the Bank in good faith for delivery on such date at the spot rate of exchange prevailing on such date.

     This letter agreement is executed, as an instrument under seal, as of the day and year first above written.

                                            Very truly yours,

                                            MICROTOUCH SYSTEMS, INC.


                                            By
                                              -------------------------
                                               Name:
                                               Title:
Accepted and agreed:

FLEET NATIONAL BANK


By:
   -------------------------------
   Name:
   Title:

                               DISCLOSURE SCHEDULE



Item 2.1(a)      Jurisdictions in which Borrower is qualified; Subsidiaries

Item 2.1(d)      Litigation

                                 PROMISSORY NOTE

$7,500,000.00                                             Boston, Massachusetts
                                                               October 20, 1999

     FOR VALUE RECEIVED, the undersigned MicroTouch Systems, Inc., a Massachusetts corporation (the "Borrower") hereby promises to pay ON DEMAND to the order of FLEET NATIONAL BANK (the "Bank") the principal amount of Seven Million Five Hundred Thousand and 00/100 ($7,500,000.00) Dollars or such portion thereof as may be advanced by the Bank pursuant to (S)1.1 of that certain letter agreement of even date herewith between the Bank and the Borrower (the "Letter Agreement") and remains outstanding from time to time hereunder ("Principal"), with interest, at the rate hereinafter set forth, on the daily balance of all unpaid Principal, from the date hereof until payment in full of all Principal and interest hereunder. Payments in currency other than Dollars may be required for Alternate Currency Demand Loans (as defined in the Letter Agreement).

     Interest on all unpaid Principal shall be due and payable monthly in arrears, on the first day of each month, commencing on the first such date after the advance of any Principal and continuing on the first day of each month thereafter and on the date of payment of this note in full, at a fluctuating rate per annum (computed on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed) which shall at all times (except as described in the next sentence) be equal to the Prime Rate, as in effect from time to time (but in no event in excess of the maximum rate permitted by then applicable law), with a change in the aforesaid rate of interest to become effective on the same day on which any change in the Prime Rate is effective; provided, however, that if all or any portion of outstanding Principal is represented by a Fixed Rate Demand Loan (as defined in the Letter Agreement) for any Interest Period (as defined in the Letter Agreement), then interest for such Interest Period on such Fixed Rate Demand Loan shall be payable at the applicable Fixed Rate (determined as provided in the Letter Agreement) on each Interest Payment Date (as defined in the Letter Agreement) applicable to such Interest Period. After maturity or when any Event of Default (as defined in the Letter Agreement) has occurred and is continuing, interest under this note will accrue and be payable at a fluctuating rate per annum which at all times shall be equal to the sum of (i) four (4%) percent per annum plus (ii) the Prime Rate (but in no event in excess of the maximum rate permitted by then applicable law). As used herein, "Prime Rate" means that variable rate of interest per annum designated by the Bank from time to time as its prime rate, it being understood that such rate is merely a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. If the entire amount of any required Principal and/or interest is not paid within ten (10) days after the same is due, the Borrower shall pay to the Bank a late fee equal to five percent (5%) of the required payment.

     All outstanding Principal and all interest accrued thereon shall be due and payable in full on the first to occur of: (i) the making of any demand for payment hereunder (which demand may be made by the Bank at any time whether or not any Default (as defined in the Letter Agreement) or any Event of Default has occurred), or (ii) an acceleration under (S)5.2 of the Letter Agreement or (iii) August 31, 2000. The Borrower may at any time and from time to time prepay all or any portion of said Principal, without premium or penalty, but, as to Fixed Rate Demand Loans, only at the times and in the manner, and with the yield maintenance fee (if any), provided for in the Letter Agreement. Under certain circumstances set forth in the Letter Agreement, prepayment of Principal may be required.

     Payments of both Principal and interest shall be made, in lawful money of the United States in immediately available funds, at the office of the Bank located at One Federal Street, Boston, Massachusetts 02110, or at such other address as the Bank may from time to time designate; provided that principal of, and interest on, any Alternate Currency Demand Loan will be made, in immediately available funds, in the relevant Alternate Currency at such office as the Bank shall designate for this purpose.

     The undersigned Borrower irrevocably authorizes the Bank to make or cause to be made, on a schedule attached to this note or on the books of the Bank, at or following the time of making any Demand Loan (as defined in the Letter Agreement) and of receiving any payment of Principal, an appropriate notation reflecting such transaction and the then aggregate unpaid balance of Principal. Failure of the Bank to make any such notation shall not, however, affect any obligation of the Borrower hereunder or under the Letter Agreement. The unpaid Principal amount of this note, as recorded by the Bank from time to time on such schedule or on such books, shall constitute presumptive evidence of the aggregate unpaid principal amount of the Demand Loans.

     The Borrower hereby (a) waives notice of and consents to any and all advances, settlements, compromises, favors and indulgences (including, without limitation, any extension or postponement of the time for payment), any and all receipts, substitutions, additions, exchanges and releases of collateral, and any and all additions, substitutions and releases of any person primarily or secondarily liable, (b) waives presentment, demand, notice, protest and all other demands and notices generally in connection with the delivery, acceptance, performance, default or enforcement of or under this note, and (c) agrees to pay all costs and expenses, including, without limitation, reasonable attorneys' fees, incurred or paid by the Bank in enforcing this note and any collateral or security therefor, all whether or not litigation is commenced.

     This note is the Demand Note referred to in the Letter Agreement. This note is subject to prepayment (with a yield maintenance fee consequent thereon in certain cases, as more fully described in the Letter Agreement) as set forth in the Letter Agreement. This note is payable ON DEMAND and may also be declared to be due and payable upon the occurrence of an Event of Default, as provided in the Letter Agreement.

     THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED ON THIS NOTE OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY RELATED DOCUMENTS OR OUT OF ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PERSON. THIS WAIVER CONSTITUTES A MATERIAL

INDUCEMENT FOR THE BANK TO ACCEPT THIS NOTE AND TO MAKE LOANS AS CONTEMPLATED IN THE LETTER AGREEMENT.

     Executed, as an instrument under seal, as of the day and year first above written.

CORPORATE SEAL                                      MICROTOUCH SYSTEMS, INC.

ATTEST:

____________________________                        By:_________________________
Clerk                                                   Name:
                                                        Title:

                                      -3-